UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 25, 2010

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3015 16th Street SW, Suite 100 Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01.                      Other Events.

On October 27, 2010, the Registrant issued a press release announcing that its operating partnership, IRET Properties, has closed on the sale of its 504-unit Dakota Hills multi-family residential property located in Irving, Texas, for a sales price of $36.1 million, of which $23.2 million consisted of the assumption by the buyer of the outstanding mortgage loan on the property, with the remainder consisting of cash to IRET Properties.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Separately, on October 25, 2010, the Registrant announced that Hess Corporation (NYSE: HES), an independent energy company engaged in the exploration and production of crude oil and natural gas, and Trinity Health, a community-based, non-profit healthcare organization, have each signed long-term leases with the Registrant’s operating partnership, IRET Properties, to occupy commercial space at IRET Corporate Plaza, located at 3015 16th Street SW in Minot, North Dakota.  The Registrant announced that Hess Corporation will occupy approximately 48,500 square feet of office space at IRET Corporate Plaza and has the option to lease additional space as it becomes available.  Subject to scheduling and the completion of certain improvements, the Registrant expects Hess Corporation to begin occupying the space in stages starting early in 2011.  As part of the transaction with Hess Corporation, the Registrant announced that Trinity Health has agreed to occupy a new 22,000 square foot, one-story medical clinic to be constructed by the Registrant on land located on the IRET Corporate Plaza parcel.  Construction of the new facility for Trinity Health is scheduled to begin in the next several weeks, with completion and occupancy by Trinity expected early summer 2011.

ITEM 9.01.                      Financial Statements and Exhibits

(d)           The following exhibit is included in this report:

Exhibit No.                                           Description

99.1                                           Press Release dated October 27, 2010

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by the use of terminology such as "may," "should," "expects, " "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. However, such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. For the Registrant, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: the continued financial strength and credit-worthiness of our tenants; our ability to complete planned construction and tenant improvement projects, including those detailed in this Current Report on Form 8-K, as scheduled and on budget; the severity and duration of current economic and financial conditions; the impact of U.S. government programs to restore liquidity and stimulate the national economy; the impact of conditions in the healthcare and oil and gas exploration and production industries in our region; the impact of conditions in the financial and credit markets on the availability and cost of our funding; the adequacy of our cash flow and earnings and other conditions which may affect our ability to maintain our quarterly dividend at the current level; and numerous other matters on a national and regional scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. These uncertainties are described in more detail in the "Risk Factors" section of our most recent Report on Form 10-K, and on our other filings from time to time with the Securities and Exchange Commission. We do not undertake to update our forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date: October 28, 2010